Exhibit 99.1

BioLife Solutions Announces 2013 Full Year Results Driven by Product Adoption in Regenerative Medicine

2014 Corporate Goals Include Uplisting to NASDAQ Capital Market® and Conversion of All Debt

BOTHELL, WA— February 12, 2014 —BioLife Solutions, Inc. (OTCQB: BLFSD), a leading developer, manufacturer and marketer of proprietary clinical grade hypothermic storage and cryopreservation freeze media and precision thermal shipping products for cells and tissues  (“BioLife” or the “Company”), today announced 2013 financial results and a business update.

Mike Rice, BioLife’s President & CEO, commented on the Company’s performance by stating, “2013 was another strong year for BioLife. Our team delivered on every meaningful metric including shareholder value, revenue growth, reducing operating losses and increased product adoption in the high growth regenerative medicine market.  We also filed an application to uplist to the NASDAQ Capital Market.”

2013 Business Highlights

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Achieved continued growth in the adoption of CryoStor® and HypoThermosol® in the high growth regenerative medicine market.  Our proprietary biopreservation media products are now incorporated into more than 100 hospital-approved or clinical trial stage cell and tissue based applications.

●	Executed an exclusive distribution agreement with SAVSU Technologies for precision thermal shippers.

●	Announced a strategic relationship with HemaCare Corporation.

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Grew utilization of HypoThermosol as an ex-vivo graft storage solution in the hair transplantation market to over 60 clinician practices. We believe HypoThermosol was used in nearly 5,000 procedures in 2013.

2013 Year-End Financial Highlights from Continuing Operations

●	Revenue of $8.95 million in 2013, an increase of 58% over 2012.

●	Core, proprietary product revenue increased 30% over 2012.

●	Operating loss reduced to $285,357.

2013 Corporate Developments

●	Named by Seattle Business Magazine as one of the “2013 100 Best Companies to Work” in Washington State.

●	Named to the Deloitte 2013 Fast Technology 500™.

●	Applied to the NASDAQ® to list our common stock on the NASDAQ Capital Market.

●	Obtained shareholder approval to affect a 1:14 reverse stock split.

●	Executed note conversion agreements with the Company’s two debt holders to effect a conversion of approximately $14 million in secured debt to equity in conjunction with a future equity fundraising.

Named Raymond W. Cohen as non-executive Chairman and added Rick Stewart and Joseph Schick to the board of directors.

2014 Outlook

Management believes the Company will continue to execute its business plan and expand awareness of the Company’s products. Specific corporate goals for 2014 include:

●	Proprietary product revenue growth of 25% to 35% over 2013.

●	Convert the Company’s entire $14 million in debt to equity.

●	Complete the process to uplist to the NASDAQ Capital Market.

●	Expand adoption of SAVSU precision thermal shippers for cells and tissues.

●	Introduce new packaging alternatives for our biopreservation media products.

●	Secure additional regenerative medicine customers.

●	Expand adoption of HypoThermosol in the hair transplantation market.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction.

About BioLife Solutions

BioLife Solutions develops, manufactures and markets hypothermic storage and cryopreservation solutions and precision thermal shipping products for cells, tissues, and organs. The Company’s proprietary HypoThermosol® and CryoStor® platform of solutions are highly valued in the biobanking, drug discovery, and regenerative medicine markets. BioLife’s biopreservation media products are serum-free and protein-free, fully defined, and are formulated to reduce preservation-induced cell damage and death.  BioLife’s enabling technology provides commercial companies and clinical researchers significant improvement in shelf life and post-preservation viability and function of cells, tissues, and organs.  For more information please visit www.biolifesolutions.com, and follow BioLife on Twitter.

This press release contains forward-looking statements, including, but not limited to, statements concerning our 2014 outlook, including statements regarding potential revenue growth and market expansion, a potential debt conversion, a potential uplisting, and potential new products and customers. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, including among other things, the risk that we will not be able to satisfy the NASDAQ listing requirements or complete a NASDAQ listing, that we will be unsuccessful in completing the equity offering required to cause the conversion of our outstanding debt, that we will be unsuccessful in expanding our market and increasing our revenue and those other factors described in our risk factors set forth in our filings with the Securities and Exchange Commission from time to time, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission. We undertake no obligation to update the forward-looking statements contained herein or to reflect events or circumstances occurring after the date hereof, other than as may be required by applicable law.

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Media & Investor Relations
Daphne Taylor
Senior Vice President, Chief Financial Officer
(425) 402-1400
dtaylor@biolifesolutions.com